                                                                    Exhibit r(2)




                     CODE OF ETHICS AND BUSINESS PRACTICES

                          AEW CAPITAL MANAGEMENT, L.P.

                         AEW REAL ESTATE ADVISORS, INC.
                               AEW ADVISORS, INC.
                        AEW MANAGEMENT AND ADVISORS, L.P.

I.   Introduction

     AEW Capital Management ("AEW" or the "Firm") puts its clients' interests first and expects each of its employees to do the same. AEW expects its employees to hold themselves to the highest standard of conduct. It is of paramount importance to AEW that our clients never have reason to doubt their decision to place their faith and confidence in us. It is the policy of AEW that investment advisory services of AEW and all related activities comply fully with the highest principles of fiduciary responsibility and with the provisions of the Investment Advisors Act of 1940 and the rules and regulations thereunder, as well as other federal and state statutes and regulations pertaining to AEW's activities.

     One of the most valued assets of the Firm is the dedication, service and integrity of its employees. AEW constantly strives to maintain the highest level of ethical business practices, which its clients expect and deserve. Exactly what constitutes an unethical business practice or a conflict of interest is both a moral and legal question. The Firm recognizes and respects each employee's right to engage in activities outside of his or her employment which are private in nature and do not in any way conflict with or reflect poorly on the Firm. Management reserves the right, however, to determine when an employee's activities represent a conflict with the Firm's interest and to take whatever action is necessary to resolve the situation. To this end, all employees of AEW and its subsidiaries (including, without limitation, AEW Real Estate Advisors, Inc., AEW Advisors, Inc. and AEW Management and Advisors, L.P.) are required to abide by the following policies and guidelines (as used herein, the term "AEW" or the "Firm" shall include, as appropriate, subsidiaries of AEW Capital Management, L.P.). Failure to comply with them may result in sanctions up to and including termination of employment, and, in some instances, damages in civil lawsuits or criminal penalties which could involve fines and/or imprisonment. If you should have any questions about these policies and guidelines or their applicability to any given situation, you should immediately contact the Firm's Compliance Officer or, in his absence, the General Counsel.

II.  Conflicts of Interest

     Prohibited Conduct:

     You may not:

     . Use your position in the Firm or knowledge of its or its clients' affairs for outside personal gain.

     . Misuse proprietary or privileged information or reveal confidential data to outsiders.

     . Simultaneously be employed by or do consulting work for another firm, particularly if that firm is a competitor with or supplier to AEW.

     . Have, either directly or through a family member or other relative, a significant ownership interest or other participation in a firm with which AEW does business.

     . Serve on the Board of Directors of a publicly-traded company, absent prior authorization of the Firm's Compliance Officer. If Board service is authorized, appropriate "formal screen" procedures will be adopted and enforced.

     . Accept gifts or excessive entertainment from any person or entity doing business or seeking to do business with AEW. (See Employee Handbook for details on this policy).

     .    Pay, solicit or accept bribes or kickbacks.

     . Engage in any other form of conduct raising an issue regarding a possible conflict of interest with AEW or one or more of its clients.

III. Insider Trading

     General Rule: Neither you nor any member of your family may trade in any type of securities of an issuer, either personally or on behalf of AEW or others, while in possession of material, non-public information about such issuer, i.e., inside information and insider trading. In addition, you may not communicate material, non-public information to others.

     Definitions:

          "Material" means information about an issuer, its prospects or securities which is likely to be considered important by reasonable investors in determining whether or not to trade in securities of an issuer or which could affect the market price of that issuer's securities. Some examples of material information are information about earnings and cash flow, dividend action, pending acquisitions and dispositions, major personnel changes, etc.

          "Non-public" means information that has not been disclosed generally to the marketplace. In this case, a press release or newspaper or magazine article are among the best evidence of the public nature of information.

IV.  Formal Screens Procedures

     AEW's investment activities on behalf of its clients may, from time to time, expose AEW employees to material, non-public information about companies whose securities are publicly traded. As noted above, AEW employees are precluded from trading in securities of an issuer while in possession of material, non-public information about that issuer.

     AEW expects each employee who may, from time to time, be exposed to material, non-public information to treat such information as confidential and to avoid disclosing such information to any other person, except on a need to know basis. Particular attention must be given to preventing dissemination of material, non-public information to those employees who are involved in trading securities of public companies (the "REIT Group"). If the REIT Group is exposed to material, non-public information about a particular issuer, the REIT Group may be precluded from trading such issuer's securities until such information either becomes public or is no longer material.

     When considering investment opportunities involving public companies, employees involved in analyzing and/or underwriting such investment opportunities should observe AEW's "Formal Screens" policies. AEW's "Formal Screen" policies are reflected in the attached sample form of a "Formal Screen" memorandum (see Exhibit A). A "Formal Screen" should be implemented in connection with any transaction involving a public company where material non-public information will be made available to AEW employees.

     Failure to comply with AEW's Formal Screen policies may result in sanctions up to and including termination of employment, and, in some instances, damages in civil lawsuits or criminal penalties which could involve fines and/or imprisonment.

V.   Real Estate Securities and Limited Offerings

General Rule for all Employees: No employee shall purchase or sell, directly or indirectly, or by reason of any such transaction acquire, any direct or indirect legal or beneficial ownership of: (a) any securities of any real estate investment trust, partnership, limited liability company, business trust or other type of entity that invests primarily in commercial, industrial, office, retail or multi-family residential real estate, mortgages, hotels or other interests in real estate ("Real Estate Securities"); or (b) any securities (regardless of whether or not such securities are real estate related securities) sold in a "limited offering" (such as an initial public offering or an offering which is represented as being over-subscribed or which is limited by its terms to a fixed number of purchasers, whether or not over subscribed, such as a private placement offered pursuant to an exemption from registration under federal or state securities laws), in either case without submitting a prior written request to and receiving approval from the Compliance Officer on the form attached as Exhibit D.

The foregoing prohibition includes not only transactions by the employee directly, but also transactions by family members or others with respect to which transactions the employee acquires a beneficial interest in the securities. It should be noted that the SEC interprets these concepts broadly. Any questions regarding "beneficial ownership " or the definition of Real Estate Securities or Limited Offering should be addressed to the Compliance Officer.

     Exceptions:

          Mutual Fund Shares: Shares of open-end mutual funds may be traded by employees without obtaining approval in advance, even though the mutual fund may invest in Real Estate Securities or securities sold pursuant to a Limited Offering.

          Independently Managed Discretionary Accounts: Employees who have arrangements with investment managers who manage their investment accounts on a discretionary basis do not need to pre-clear transactions in securities in such accounts, provided that such employees shall not make recommendations or give instructions to such investment managers with respect to any decision to buy or sell particular securities in such accounts without prior approval from the Compliance Officer as provided above.

     Rule For All Persons Involved in Trading or Recommending Securities For Client Accounts: Any employee of AEW who recommends or executes trades in securities for client accounts shall not purchase or sell, or by reason of any such transaction acquire any direct or indirect beneficial interest in, securities which are the primary focus of such client accounts. Any other purchase or sale of Real Estate Securities or securities sold pursuant to a Limited Offering by such persons shall require pre-clearance as provided above. The Firm will, from time to time, directly identify the employees who are subject to this limitation.

     Reporting:

          Initial Report: Upon commencement of employment you must complete and return a copy of Exhibit B to the Human Resources Department. The Human Resources Department will furnish copies of these reports to the Compliance Officer.

          Annual Report: Once each year, you will be asked to complete, sign and return to the Compliance Officer a copy of the form attached as Exhibit C.

          Request Permission to Trade: If you are eligible to seek permission to trade in Real Estate Securities or securities sold pursuant to a Limited Offering and would like permission to trade, you must complete a copy of Exhibit D and have it approved in writing by the Compliance Officer prior to the trade.

          Duplicate Brokerage Confirmations: If you have received permission to purchase or sell any Real Estate Securities or securities sold pursuant to a Limited Offering and have actually purchased or sold such securities, you must thereafter forward to the Compliance Officer duplicate brokerage confirmation statement(s) for all trading activity in all types of securities.

          Special Mutual Fund Reporting: If you own 5% or more of the total outstanding securities of any registered investment company that invests in Real Estate Securities, you should note such holdings on the initial and annual reports discussed above.

VI.  Conclusion

     This Code of Ethics is adopted pursuant to the Investment Advisers Act of 1940, as amended, and the Investment Company Act of 1940, as amended. Depending on your responsibilities and duties at AEW, you may be bound by one or more additional codes of ethics or trading policies. If you are subject to any such other Codes, you will receive a separate memorandum from the Compliance Officer.

     This Code is intended to be as straight forward and concise as possible. Regardless of length, it is impossible to cover all of the types of conflicts of interests and restricted conduct and the nuances thereto. Compliance with this Code is your responsibly. Do not hesitate to obtain advice on the interpretation of this Code from the Compliance Officer.

                                    Exhibit A

                         SAMPLE FORM OF "FORMAL SCREEN"

To   [List individuals in the "working group"]

From [Investor]

cc   James J. Finnegan

Date ________, 20___

RE   __________ - Formal Screen

--------------------------------------------------------------------------------

AEW, on behalf of one or more of its clients, is considering an investment opportunity involving the captioned company (the "Company"). In connection with reviewing the investment opportunity, AEW may have access to information involving the Company which is confidential in nature and which may constitute material, non-public information relating to the Company. In order to avoid the possible disclosure of confidential or material, non-public information regarding the Company, the following procedures should be observed to the maximum extent practicable:

1.   Code Name. The following Code Name has been assigned to the Company:
     ________. The Code Name should be used in all internal and external communications regarding the Company and the Company's identity should be kept in confidence.

2. Restricted Group. The employees identified above will constitute the group involved in analyzing and/or underwriting such investment opportunity (the "Restricted Group"). When dealing with attorneys or consultants outside of AEW, you should remind them of the confidential nature of the information being made available to them. If you believe that another individual inside or outside AEW should be added to the Restricted Group, please confer with _____ (the lead investor) or Jay Finnegan and appropriate steps will be taken.

3. Confidential Information. All documents, correspondence, memoranda, etc., concerning the Company ("Confidential Information"), should be circulated, distributed, shown to, or discussed only by or with members of the Restricted Group. Employees outside the Restricted Group should be made aware of Confidential Information only on a "need to know" basis and identification of the Company should be avoided whenever possible. Notwithstanding the foregoing, members of the Investment Committee for this transaction and in-house counsel, because of their positions within the firm, must have access to Confidential Information. Restricted Group members should feel free to discuss Confidential Information with such employees.

4. Stamp. All Confidential Information should be stamped or otherwise marked "CONFIDENTIAL" by the individual originally receiving such information.

5. Inaccessible Files. All Confidential Information should be kept in segregated, secure files and Confidential Information maintained on personal computers should be password protected.

6. Central File Procedures. Once the project is completed, all materials should be forwarded to Central Files. Any Confidential Information being sent to Central Files should be clearly identified as Confidential. Procedures have been established to restrict access to any Confidential Information stored in Central Files to those individuals in the Restricted Group and to others only on a "need to know" basis.

7. Warning. Information regarding the Company, including the fact that a transaction is being considered with the Company, should not be disclosed to the REIT Group or any other person outside of the Restricted Group.

If you have any questions concerning the foregoing procedures, please feel free to contact Jay Finnegan.

Please sign and return a copy of this memorandum to the Legal Group.


Name:


By:
   -----------------------

                                    Exhibit B

                             AEW CAPITAL MANAGEMENT

To the Compliance Officer of AEW Capital Management:

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Business Practices (the "Code"), including a copy of AEW's "Formal Screen" policy.

2. I hereby certify that I am in compliance with the Code and will comply with it in the future.

3. As of the date below, I had a direct or indirect beneficial ownership in the following Real Estate Securities and securities sold pursuant to a Limited Offering:

--------------------------------------------------------------------------------
Name of Securities:          Number of Shares:          Brokerage Account With:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Date:                          Signature:
     ----------------------              ----------------------------

                               Print Name:
                                          ---------------------------

                                    Exhibit C

                             AEW CAPITAL MANAGEMENT

                              ANNUAL CERTIFICATION

To the Compliance Officer of AEW Capital Management:

I have read and understand AEW's Code of Ethics and Business Practices, including AEW's "Formal Screen" policy and recognize that I am subject thereto.

I hereby certify that, during the year ended December 31,_______, I have complied with the requirements of the Code and have reported all securities transactions required to be reported pursuant to the Code.

Attached hereto is a copy of Section 203(e) of the Investment Advisors Act of 1940. I hereby certify that I have not engaged in any of the activities described in clauses (1) through (8) of Section 203(e).

I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve AEW or any AEW client.

As of December 31, _______, I had a direct or indirect beneficial ownership in the following Real Estate Securities and securities sold pursuant to a Limited
Offering:


--------------------------------------------------------------------------------
Name of Securities:          Number of Shares:          Brokerage Account With:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date:                          Signature:
     ---------------------                -----------------------------


                               Print Name:
                                           ----------------------------

             SECTION 203(e) OF THE INVESTMENT ADVISERS ACT OF 1940

(e) The Commission, by order, shall censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding 12 months, or revoke the registration of any investment adviser if it finds, on the record after notice and opportunity for hearing, that such censure, placing of limitations, suspension, or revocation is in the public interest and that such investment adviser, or any person associated with such investment adviser, whether prior to or subsequent to becoming so associated:

     (1) Has willfully made or caused to be made in any application for registration or report required to be filed with the Commission under this title, or in any proceeding before the Commission with respect to registration, any statement which was at the time and in light of the circumstances under which it was made false or misleading with respect to any material fact, or has omitted to state in any such application or report any material fact which is required to be stated therein.

     (2) Has been convicted within ten years preceding the filing of any application for registration or at any time thereafter of any felony or misdemeanor or of a substantially equivalent crime by a foreign court of competent jurisdiction which the Commission finds:

          (A) Involves the purchase or sale of any security, the taking of a false oath, the making of a false report, bribery, perjury, burglary, any substantially equivalent activity however denominated by the laws of the relevant foreign government, or conspiracy to commit any such offense;

          (B) Arises out of the conduct of business of a broker, dealer, municipal securities dealer, investment adviser, bank, insurance company, government securities broker, government securities dealer, fiduciary transfer agent, foreign person performing a function substantially equivalent to any of the above, or entity or person required to be registered under the Commodity Exchange Act or any substantially equivalent statute or regulation;

          (C) Involves the larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds or securities; or substantially equivalent activity however denominated by the laws of the relevant foreign government; or

          (D) Involves the violation of Section 152, 1341, 1342, or 1343 or Chapter 25 or 47 of Title 18, United States Code, or a violation of any substantially equivalent foreign statute.

     (3) Has been convicted during the 10-year period preceding the date of the filing of any application for registration, or at any time thereafter, of

          (A) any crime that is punishable by imprisonment for one or more years, and that is not described in paragraph (2); or

          (B) a substantially equivalent crime by a foreign court of competent jurisdiction.

     (4) Is permanently or temporarily enjoined by order, judgement, or decree of any court of competent jurisdiction, including any foreign court of competent jurisdiction, from acting as an investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker, government securities dealer, transfer agent, foreign person performing a function substantially equivalent to any of the above, or entity or person required to be registered under the Commodity Exchange Act or any substantially equivalent statute or regulation, or as an affiliated person or employee of any investment company, bank, insurance company, foreign entity substantially equivalent to any of the above, or entity or person to be registered under the Commodity Exchange Act or any substantially equivalent statute or regulation, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security.

     (5) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, this title, the Commodity Exchange Act, or the rules or regulations under any such statutes or any rule of the Municipal Securities Rulemaking Board, or is unable to comply with any such provision.

     (6) Has willfully aided, abetted, counseled, commanded, induced, or procured the violation by any other person of any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, this title, the Commodity Exchange Act, the rules or regulations under any such statutes, or the rules of the Municipal Securities Rulemaking Board, or has failed reasonably to supervise, with a view to preventing violations of the provisions of such statutes, rules, and regulations, another person who commits such a violation, if such other person is subject to his supervision. For the purposes of this paragraph no person shall be deemed to have failed reasonably to supervise any person, if:

          (A) There have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person, and

          (B) Such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.

     (7) Is subject to an order of the Commission entered pursuant to subsection (f) of this section barring or suspending the right of such person to be associated with an investment adviser which order is in effect with respect to such person.

     (8)  Has been found by a foreign financial regulatory authority to have:

          (A) Made or caused to be made in any application for registration or report required to be filed with a foreign securities authority, or in any proceeding before a foreign securities authority with respect to registration, any statement that was at the time and in light of the circumstances under which it was made false or misleading with respect to any material fact, or has omitted to state in any application or report to a foreign securities authority any material fact that is required to be stated therein:

          (B) Violated any foreign statute or regulation regarding transactions in securities or contracts of sale of a commodity for future delivery traded or subject to the rules of a contract market or any board of trade;

          (C) Aided, abetted, counseled, commanded, induced, or procured the violation by any other person of any foreign statute or regulation regarding transactions in securities or contracts of sale of a commodity for future delivery traded on or subject to the rules of a contract market or any board of trade, or has been found, by the foreign financial regulatory authority to have failed reasonably to supervise, with a view to preventing violations of statutory provisions, and rules and regulations promulgated thereunder, another person who commits such a violation, if such other person is subject to his supervision.

                                    Exhibit D

                             AEW CAPITAL MANAGEMENT

                      REQUEST FOR PERMISSIONS TO ENGAGE IN
                         PERSONAL SECURITIES TRANSACTION

To the Compliance Officer of AEW Capital Management:

On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest or legal title, and which are required to be pre-approved pursuant to the Code of Ethics and Business Practices adopted by AEW.

------------------------------------------------------------------------------------------------
Security        Date of           No. of          Dollar          Nature of         Proposed
             Transaction (or      Shares        Amount of       Transaction       Broker/Dealer
               Proposed)                       Transaction      (Purchase,
              Transaction                                       Sale, Other)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

With respect to transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any conflict of interest which may involve AEW or an AEW Client in connection with my proposed transaction[s]; and

(b) Such transactions are in compliance with the AEW Code of Ethics and Business Practices.

Date:                          Signature:
     --------------------                ---------------------------


                               Print Name:
                                          --------------------------

--------------------------------------------------------------------------------
In accordance with the provisions of the Code of Ethics and Business Practices of AEW, the transaction[s] proposed to be effected as set forth in this Report [is] [are]:

     Authorized:        [ ]                           Not Authorized [ ]


Signature:                                            Date:               , 20
          -------------------------------------            --------------     --
          Compliance Officer


If authorized for trading, said approval is only valid for the date or dates indicated in this authorization.
--------------------------------------------------------------------------------